Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the following Registration Statements of our report dated February 19, 2010 (except for the updated disclosures pertaining to resegmenting and Tools joint venture formation occurring in 2010 as described in Notes 1, 2, 3, 6, 15 and 21 as to which the date is November 8, 2010), with respect to the consolidated financial statements of Cooper Industries plc (previously Cooper Industries, Ltd.) and our report dated February 19, 2010, with respect to the effectiveness of internal control over financial reporting of Cooper Industries plc, included in this Current Report on Form 8-K of Cooper Industries plc dated November 8, 2010.

No. 333-136381	Form S-8 Registration Statement for Cooper Industries plc Amended and Restated Directors Stock Plan

No. 333-120337	Form S-8 Registration Statement for Cooper Industries plc Amended and Restated Stock Incentive Plan

No. 333-101451	Form S-3D Registration Statement for Cooper Industries plc Dividend Reinvestment and Stock Purchase Plan

No. 333-51439	Form S-8 Registration Statement for Cooper Industries plc Amended and Restated Directors Retainer Fee and Stock Plan

No. 333-51441	Form S-8 Registration Statement for Cooper Industries plc Amended and Restated Management Annual Incentive Plan
/s/ Ernst & Young LLP
Houston, Texas
November 8, 2010